                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NSA International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             NSA INTERNATIONAL, INC.
                              4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD DECEMBER 3, 1996

         Notice is hereby given that the 1996 Annual Meeting of Shareholders of NSA International, Inc. (the "Annual Meeting") will be held on Tuesday, December 3, 1996, at 10:00 a.m. local time, at The Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118, for the following purposes:

         (1) To elect three (3) Class I directors who will serve two-year terms or until their successors have been duly elected and qualified;

         (2) To ratify the selection of Deloitte & Touche, L.L.P. as independent accountants and auditors for the Company; and

         (3) To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         These items are described more fully in the following pages which are made a part of this notice.

         Only holders of NSA International, Inc.'s common shares of record at the close of business on November 3, 1996 will be entitled to notice of, and to vote at, the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. Please note, however, that we are asking you to complete and return the enclosed proxy even if you plan to attend the Annual Meeting. You may, of course, withdraw your proxy and vote your own shares if you attend the Annual Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS,



                                   STAN C. TURK
                                   Secretary
                                   November 4, 1996


===============================================================================
                                IMPORTANT NOTICE

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE ENCLOSED MATERIAL, AND PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

===============================================================================

                             NSA INTERNATIONAL, INC.
                              4260 EAST RAINES ROAD
                            MEMPHIS, TENNESSEE 38118

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                               GENERAL INFORMATION

         THIS PROXY STATEMENT, together with the enclosed proxy, which is first being mailed to shareholders on or about November 13, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of NSA International, Inc., a Tennessee corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, December 3, 1996, at 10:00 a.m. local time, at The Memphis Marriott Hotel, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118 and at any adjournment or adjournments thereof.

                                     VOTING

         Shareholders of the Company of record at the close of business on November 3, 1996, the record date designated by the Board of Directors, will be entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 4,858,156 shares of $.05 par value common stock (the "Common Shares").

         The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Annual Meeting is necessary in order to constitute a quorum. The election of each of the nominees to the Board of Directors of the Company will require the affirmative vote of a majority of the Common Shares voting at the Annual Meeting. The affirmative vote of a majority of the Common Shares present or represented at the meeting, if a quorum exists, is required to ratify the selection of the independent accountants and auditors.

         Each holder of the Common Shares is entitled to one vote for each Common Share held on all matters submitted before the Annual Meeting or any adjournment or adjournments thereof. Cumulative voting is not provided for in the election of directors.

         Common Shares represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such Common Shares FOR all nominees named in this Proxy Statement and FOR the ratification of the selection of independent accountants and auditors. The named holders of proxies also will use their discretion in voting the Common Shares in connection with any other business that properly may come before the Annual Meeting.

         Any shareholder who sends in a proxy has the power to revoke that proxy any time prior to the exercise of the proxy by giving written notice to Stan C. Turk, the Secretary of the Company, at its executive offices located at 4260 East Raines Road, Memphis, Tennessee 38118. Shareholders also may revoke proxies either by a later dated proxy, if the Company receives such proxy prior to the exercise of the prior proxy, or by attending the Annual Meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares beneficially owned as of November 3, 1996, by (a) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director or executive officer of the Company, and (c) all directors and executive officers of the Company as a group.

                                       Amount and Name
      Name and Address of              of Beneficial                   Percent
       Beneficial Owner                Ownership(1)                  of Class(2)
       ----------------                ------------                  -----------

(a)   National Safety Associates, Inc.   2,336,180(3)                 48.1
      4260 East Raines Road
      Memphis, Tennessee 38118

      A. Jay Martin                      2,739,175(4)                 56.4
      4260 East Raines Road
      Memphis, Tennessee 38118

      L.F. Swords                        2,474,266(5)                 50.9
      4260 East Raines Road
      Memphis, Tennessee 38118

(b)   A. Jay Martin                      2,739,175(4)                 56.4

      George R. Poteet                     164,041                     3.4

      L.F. Swords                        2,474,266(5)                 50.9

      J. Neil Rood                          40,733                    *

      William W. Deupree, Jr                15,000                    *

      Charles R. Evans, Jr                   8,800                    *

      William T. Williams                      -0-                    *

      Stan C. Turk                           1,250                    *

(c)   Officers and directors             3,104,085(4)                63.9
       as a group (8 persons)



-------------------------

*        Indicates less than 1%.

(1) Includes shares of Common Stock as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power. Unless otherwise indicated, each listed shareholder possesses sole voting and investment power with respect to all of the shares shown opposite his name.
(2)      Based upon 4,858,156 shares issued and outstanding.
(3) Messrs. Martin and/or Swords, as the president and secretary-treasurer of NSA, respectively, acting separately or jointly, have the power to vote or to direct the vote, and to dispose of or to direct the disposition of, the shares owned by NSA, unless otherwise instructed by the Board of Directors of NSA.
(4) Includes the 2,336,180 shares held by NSA for which Messrs. Martin and/or Swords have the power to vote or to direct the vote, and to dispose of or to direct the disposition of. Also includes the indirect beneficial ownership of 9,000 shares held by Mr. Martin's child for which Mr. Martin disclaims beneficial ownership.
(5) Includes the 2,336,180 shares held by NSA for which Messrs. Martin and/ or Swords have the power to vote or to direct the vote, and to dispose of or to direct the disposition of.
(6)      Does not include officers of the Company's subsidiaries.

                                  (PROPOSAL 1)

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into two Classes with the term of office of each Class expiring in succeeding years. The terms of office of Class I directors expire at the Annual Meeting. The terms of office of Class II directors expire at the annual meeting of shareholders held in 1997. The Board of Directors proposes the election of three (3) Class I directors. Each Class I director elected at the Annual Meeting will hold office until the annual meeting of shareholders held in 1998 or until their successors are elected and qualified.

                              NOMINEES FOR DIRECTOR

                                     Class I
             For a Two-Year Term Expiring at the 1998 Annual Meeting

                                  A. Jay Martin
                              Charles R. Evans, Jr.
                                  J. Neil Rood

         Unless authority to vote is withheld, all proxies received by the Board of Directors will be voted for these three (3) nominees; except that, if any such nominee is unable to serve, or for good cause will not serve, those proxies would be voted for the person whom the Board of Directors designated to replace the nominee. The Board of Directors believes that, if elected, each nominee will be willing to serve.

         The following table sets forth certain information regarding the directors and executive officers of the Company and its subsidiaries.





                                                                                 Director           Term
Name                                    Age               Position(s)              Since          Expires
----                                    ---               -----------              -----          -------

DIRECTORS AND NOMINEES:
-----------------------

A. Jay Martin(1)                        54                  President and Director        1989      1996

Charles R. Evans, Jr.                   52                  Chief Operating Officer
                                                            and Executive Vice-
                                                            President and Director        1992      1996

J. Neil Rood                            63                  Director                      1989      1996

George R. Poteet                        48                  Director                      1989      1997

L.F. Swords                             55                  Director                      1989      1997

William W. Deupree, Jr.                 55                  Director                      1992      1997

William T. Williams                     49                  Director                      1993      1997

EXECUTIVE OFFICERS:

Stan C. Turk                            45                  Chief Financial Officer
                                                            and Secretary-Treasurer


------------

(1) Mr. Martin is also a director and executive officer of NSA. Mr. Martin devotes approximately 60% of his management time to the operations of the Company.

         A. Jay Martin has served as President and as a director of the Company since its inception in March 1989. Mr. Martin founded National Safety Associates, Inc., a Tennessee corporation ("NSA"), in 1969 and has served NSA in various capacities since its inception. Presently, Mr. Martin is a shareholder and serves as President and a director of NSA.

         L.F. Swords has been a director of the Company since its inception. Mr. Swords has been employed by NSA since 1971 in a variety of management positions. From 1989 until March 1, 1994, Mr. Swords served as Secretary-Treasurer and Chief Financial Officer of the Company and all of its subsidiaries. Presently, Mr. Swords is a shareholder, and serves as Vice President, Chief Financial Officer, Secretary-Treasurer, and a director of NSA.

         George R. Poteet has served as a director of the Company since its inception. Since 1971, Mr. Poteet has been employed by NSA and he presently is a shareholder and serves as Vice President-Manufacturing and a director of NSA. From 1989 until February 7, 1994, Mr. Poteet served as Vice
President-Manufacturing of both the Company and NSA Polymers.

         J. Neil Rood has been a director of the Company since its inception. In April 1992, Mr. Rood was elected President of NSA Holdings, and, in December 1992, Mr. Rood was elected Vice President-International Operations for the Company. In December 1993, Mr. Rood completed his tenure as Vice President-International Operations. Mr. Rood is a shareholder of NSA. In April 1982, Mr. Rood organized and became President of Jonfor Systems, Inc. In June 1975, Mr. Rood organized and became President of Jonfor, Inc. Both entities are privately-held Florida corporations which act as holding and operating companies, respectively, for various retail businesses and real estate properties. Mr. Rood is also active in various real estate ventures as a developer and an owner.

         Charles R. Evans, Jr. has served as the Executive Vice-President and the Chief Operating Officer of the Company since August 1992. Mr. Evans joined NSA Polymers in March 1989 and served as Vice President, Assistant Secretary and a director of NSA Polymers until August 1992. From 1984 until March 1989, he was Treasurer of Florida Polymers, Inc., a Florida corporation, the assets of which were acquired by the Company in March 1989 and which was primarily engaged in the business of plastics injection molding and tool and die manufacturing.

         William W. Deupree, Jr. recently retired as President of Morgan Keegan & Company, Inc. and its parent company, Morgan Keegan, Inc., a New York Stock Exchange listed company, after 10 years in such positions. Mr. Deupree joined Morgan Keegan & Company, Inc. in 1972. He is a past member of the Regional Firms Advisory Committee of the New York Stock Exchange as well as a past member of the Board of Directors for the Securities Industry Association. Mr. Deupree is a director of Morgan Keegan & Company, Inc. and Morgan Keegan, Inc. Mr. Deupree is a graduate of the University of the South.

         William T. Williams is the Executive Vice President of The Hancock Holding Company, a financial institution with banks located in Louisiana and Mississippi. From May 1993 until August 1996, Mr. Williams was the Executive Vice President and Senior Commercial Loan Officer of the Commercial Banking Group of National Bank of Commerce, a financial institution located in Memphis, Tennessee.

         Stan C. Turk was appointed Chief Financial Officer of the Company on July 1, 1996. Mr. Turk was elected Assistant Treasurer of the Company in May 1991. Since August 1989, Mr. Turk has been employed as Assistant Treasurer of NSA. Prior to joining NSA in 1989, Mr. Turk served as the Chief Financial Officer of Barton Equipment Company and Barton Truck Center in Memphis, Tennessee and spent approximately 11 years employed as a certified public accountant.


                        BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended April 30, 1996, the Board of Directors of the Company held 4 meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. No directors attended less than 75% of the aggregate number of meetings of the Board of Directors or Board Committees on which he served.

         The Audit Committee, composed of L.F. Swords, William W. Deupree, Jr. and William T. Williams, held one meeting during the fiscal year ended April 30, 1996. The Audit Committee reviews the integrity of the Company's financial statements, the Company's internal controls, the Company's internal audit function, the function and fees of the independent public accountants and other matters relating to financial and accounting functions. The Audit Committee also makes recommendations to the Board of Directors concerning the engagement or discharge of the independent public accountants.

         The Compensation Committee, composed of L.F. Swords, William W. Deupree, Jr., and William T. Williams held one meeting during the fiscal year ended April 30, 1996. The Compensation Committee reviews the compensation of executive officers and other key executives and makes recommendations to the full Board of Directors regarding such compensation.

         The Board of Directors does not have a nominating committee.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


Report of the Compensation Committee


                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

                                  July 18, 1996

Overview of compensation philosophy and programs

         The Compensation Committee is responsible for developing and communicating recommendations to the Board of Directors with respect to the Company's executive compensation policies and reviews the compensation of the executive officers of the Company. The Company's compensation objectives are to support the Company's financial objectives and performance goals, provide compensation that will attract and retain superior management, and reward performance.

         Rapid market and product diversification have caused the Company to rely on hiring senior executives from outside the corporate organization, rather than growing or training managers from within. In general, the executive salary structure is based significantly on local economic considerations for each market in which management level personnel are retained. The Company makes it a practice to recruit the best possible talent available to fill given positions. Although domestically the Company faces less competition for key executives, internationally the cost of living considerations and competing salaries weigh heavily in compensation decisions.

         Salaries and bonuses are negotiated on an individual basis, and generally the executive compensation includes a base salary coupled with bonus compensation. Bonus compensation takes into consideration not only revenues, but also profitability. Further, executive performance is reviewed on an annual basis with each executive.

Compensation of the Chief Executive Officer

         The Chief Executive Officer recommended to the Board of Directors that his compensation be set at slightly below average CEO salary levels and without any bonus or long-term incentive programs. The Chief Executive Officer was one of the founders of the Company and owns approximately 17% of the outstanding shares of Common Stock of the Company. Rather than receiving compensation through increased salary, the Chief Executive Officer and the Board of Directors have determined that the Chief Executive Officer will be suitably compensated primarily through the intrinsic value of his stock ownership.


                                   WILLIAM T. WILLIAMS
                                   WILLIAM W. DEUPREE, JR.
                                   L.F. SWORDS

Summary Compensation Table

         The following table sets forth the aggregate compensation paid by the Company and its subsidiaries to the President of the Company and the four most highly compensated executive officers of the Company or its subsidiaries, for services rendered in all capacities during the fiscal years ended April 30, 1996, 1995 and 1994. No other executive officer of the Company received compensation exceeding $100,000 for the fiscal year ended April 30, 1996.

                           SUMMARY COMPENSATION TABLE




                                                                        Annual Compensation
                                                  ---------------------------------------------------------------
                                                                                  Other Annual        All Other
Name and Principal Position           Year        Salary ($)      Bonus ($)     Compensation ($)     Compensation
---------------------------           ----        ----------      ---------     ----------------     ------------

A. Jay Martin                         1996             150,000          6,058         -0-                     -0-
President of the Company              1995             150,000            -0-         -0-                     -0-
                                      1994             150,000          8,654         -0-                     -0-


Charles R. Evans, Jr.                 1996             225,000          7,001         -0-                     -0-
Chief Operating Officer               1995(1)          135,000         56,250         -0-                     -0-
of the Company                        1994              90,000            -0-         -0-                     -0-


William R. Hagel                      1996             123,000          6,366         -0-                  3,600(2)
Chief Financial Officer               1995             123,000          7,586         -0-                  3,600(2)
                                      1994              39,231            -0-         -0-                  1,200(2)


John Greenham                         1996             139,844         26,128         -0-                 49,757(3)
Vice President-Europe                 1995              90,268         20,000         -0-                 69,663(3)
                                      1994              70,072            -0-         -0-                 16,917(3)


---------------------------

(1) Mr. Evans executed an Employment Agreement with the Company on August 1, 1994 which provides for an annual compensation of $225,000. During the first quarter of 1995, the Company paid Mr. Evans $22,500 pursuant to an oral employment agreement between the parties.

(2)      This amount represents payment for a company owned automobile.

(3)      Represents housing, school fees, expenses and/or car allowance.

Performance Graph

         The following graph compares the percentage change in the Company's cumulative total shareholder return with returns based on the Nasdaq Stock Market (U.S. companies) Index and a peer group index, which is described in the legend to the graph.

                                   [GRAPHIC OMITTED]

      Measurement Period                NSA                             NASDAQ Market
    (Fiscal Year Covered)       International, Inc.      Peer Group         Index
3/29/93                                 100             100             100
1993                                     37.04          180.50          114.34
1994                                     31.48          179.74          111.77
1995                                     12.04          102.10          158.06
4/30/96                                  26.85          151.97          179.17

----------------

The Peer Group includes Beauticontrol Cosmetics, Inc. and Herbalife International Inc. The comparison assumes $100 was invested in the Company's Common Stock on March 29, 1993 and in each of the foregoing indices and assumes reinvestment of dividends.


Compensation of Directors

         The outside directors of the Company currently receive $1,000 for each Board of Directors meeting. The directors of the Company's subsidiaries do not receive any additional compensation for serving in such capacities.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         L.F. Swords, a member of the Compensation Committee was formerly an officer of the Company and several subsidiaries.

Certain Relationships and Related Transactions

         Pursuant to a written management agreement, National Safety Associates, Inc., a Tennessee corporation ("NSA"), provides certain management, consulting and advisory services to the Company and its subsidiaries. In consideration for these services, the Company and its subsidiaries reimburse NSA for the costs incurred by NSA in rendering such services. Such costs include, but are not limited to, travel expenses, computer services and a portion of the compensation of any employee of NSA who renders services to the Company and/or its subsidiaries. The costs reimbursed by the Company and its subsidiaries to NSA were approximately $1,598,000 for the fiscal year ended April 30, 1996.

         Sales of Juice Plus+(TM) to NSA totaled approximately $11,532,000 or 16% of the Company's revenues for the fiscal year ended April 30, 1996.

         At April 30, 1996, the Company through the Direct Selling Subsidiaries owed approximately $8,823,000 to NSA for product purchases, management and licensing fees, and cash advances for equipment purchases and working capital. Such borrowings are payable upon demand and are non-interest bearing. On July 9, 1996, NSA made an approximately $7.9 million capital contribution to the Company by forgiving $7.9 million of the outstanding indebtedness owed to NSA by the Direct Selling Subsidiaries.

         Prior to May 1, 1993, the Company purchased from NSA the majority of the water filtration and related accessory products which it sold in Canada, the United Kingdom, Ireland, Germany, Mexico, Switzerland, the Netherlands and Belgium. The Company still purchases certain water filtration and related accessory products from NSA. The cost of such purchases was approximately $536,895 for the fiscal year ended April 30, 1996.

         NSA has guaranteed the obligations of National Safety Associates of America (U.K.) Limited ("NSA UK") under the lease agreements pursuant to which NSA UK leases approximately 12,800 square feet in Maidenhead, Berkshire, England.

         Effective February 1, 1995, the Company sold substantially all of the assets of NSA Polymers to its management for $5 million. In order to determine an appropriate purchase price, the Company had an evaluation and fairness opinion prepared by an unrelated third party which is in the business of rendering such opinions. The fairness opinion provides that a purchase price of $5 million is fair to the Company and its shareholders. The purchase price for NSA Polymers assets consisted of a $500,000 cash payment at the closing from the Buyer to NSA Polymers, delivery of the buyer's promissory note in the principal amount of $500,000 which was due and payable six months from the closing date, and delivery of the buyer's promissory note in the principal amount of $4 million which is due and payable over an eight year period. The $500,000 and $4 million notes are secured by the fixed assets of the buyer. As additional consideration for the purchase of NSA Polymer's assets, the Company entered into a 5 year manufacturing contract with the buyer which requires that certain minimum purchase levels be maintained by the Company. During fiscal 1996, the Company failed to meet these minimum purchase requirements and accordingly paid the buyer approximately $722,000.

         On April 30, 1996, the Registrant sold substantially all of the assets of its wholly owned subsidiary, National Safety Associates Ltd., an Ontario corporation ("NSA Canada"), to National Safety Associates of Canada Inc. ("Buyer"), an Ontario corporation owned by Roger Pearsall, a vice-president of the Registrant, Jacques Blondeau, a consultant to NSA, G. Paul Stewart, President of NSA Canada, and Douglas Arscott, an employee of a subsidiary of the Registrant. Messrs. Pearsall and Blondeau will be passive investors in the Buyer and will continue to perform services for the Registrant or its subsidiaries to the same extent performed prior to the transaction. The purchase price for substantially all of the assets of NSA Canada was $740,495 (U.S.). The assets of NSA Canada were sold at the approximate book value of the assets. Due to the Company's existing relationship with the Purchasers, the Board of Directors retained an unrelated third party expert to evaluate the fairness of the transaction to the Company. The fairness opinion provides that the purchase price is fair to the Registrant and its shareholders. The purchase price for the NSA Canada assets consists of the delivery and payment in accordance with the terms of the Buyer's promissory note in the principal amount of $740,495.42 which is due and payable over a five and a half year period. The note is secured by the fixed assets of the Buyer. Additionally, as a condition of the sale, the Registrant entered into a distribution contract with the Buyer which provides that the Buyer will continue to purchase products from the Registrant for resale in Canada.

         On September 2, 1996, the Registrant completed negotiations for the sale of certain of the assets of NSA Germany, NSA Switzerland, and NSA Austria to a third party licensee (a "Master Distributor") controlled by one of the Company's European management level employees (the "Buyer"). The agreed upon aggregate purchase price for substantially all of the assets for these subsidiaries was $1.5 million (U.S.), based on the approximate book value of the assets. The purchase price for these transactions consists of the delivery of the Buyer's promissory note in the principal amount of $1.5 million which is due and payable over a seven year period at an interest rate of 4.5%. The note is secured by certain of the assets of the Buyer. Additionally, as a condition of the sale, the Registrant entered into a distribution contract with the Buyer which provides that the Buyer will continue to purchase products from the Registrant for resale in Austria, Germany and Switzerland.

         There have not been, and it is the Company's current intention that there will not be, loans or other financial transactions between the Company and its officers, directors or significant employees. However, to the extent such loans or financial transactions do occur in the future, they will be approved by the Company's disinterested and independent directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATION OF THE LISTED INDIVIDUALS AS DIRECTORS OF THE COMPANY.

                                  (PROPOSAL 2)

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to ratification by the shareholders at the Annual Meeting, the firm of Deloitte & Touche, L.L.P. as independent public accountants to audit the consolidated accounts of the Company and its subsidiaries for the fiscal year ending April 30, 1997. An affirmative vote of the majority of the Common Shares voting at the Annual Meeting is required to ratify the appointment of Deloitte & Touche, L.L.P. Representatives of Deloitte & Touche, L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE, L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 30, 1997.

                            EXPENSES OF SOLICITATION

         The Company will pay the total expense of preparing, assembling, printing, and mailing proxies and proxy solicitation materials. It may be that, following the original solicitation, some further solicitation will be made by telephone or other communications with some shareholders. All such further solicitation will be made by officers and directors of the Company, who will not receive additional compensation for such activities.

                              SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the 1997 annual meeting of shareholders must be received by the Company at its executive offices on or before June 30, 1997 to be included in the proxy statement and form of proxy relating to that meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

         Based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 1996, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                  OTHER MATTERS

         At the time of preparation of this Proxy Statement, the Board of Directors of the Company has not been informed and is not aware of any matters to be presented for action at the Annual Meeting other than the matters listed in the notice of meeting included with this Proxy Statement. If any other matters should come before the Annual Meeting, or any adjournment thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters according to their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD UPON WRITTEN REQUEST TO STAN C. TURK, CHIEF FINANCIAL OFFICER, NSA INTERNATIONAL, INC., 4260 EAST RAINES ROAD, MEMPHIS, TENNESSEE 38118. Each such written request must set forth a good faith representation that as of the record date, November 3, 1996, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual Meeting. Exhibits to the Form 10-K will also be supplied upon the written request to the Chief Financial Officer and payment to the Company of its cost of furnishing the requested exhibits. The copy of the Form 10-K furnished without charge to the requesting shareholder will be accompanied by a list briefly describing all of the exhibits and indicating the cost of furnishing the exhibits.

                                      BY THE ORDER OF THE BOARD OF DIRECTORS


                                      -----------------------------------------
                                      STAN C. TURK
                                      Secretary

November 4, 1996

                                                                    APPENDIX A


                            NSA INTERNATIONAL, INC.

                4260 East Raines Road, Memphis, Tennessee 38118


                              --------------------
                                     PROXY
                              --------------------


     The undersigned appoints Stan C. Turk and L.F. Swords, and any one or both of them with full power of substitution, as Proxy or Proxies, to represent and vote all shares of stock standing in my name on the books of NSA International, Inc. at the close of business on November 3, 1996, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of NSA International, Inc. to be held at The Memphis Marriott Hotel, 2625 Thousand Oaks Blvd., Memphis, Tennessee 38118, on December 3, 1996, at 10:00 a.m. local time, or any adjournments thereof, upon the matters more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement (receipt of which is hereby acknowledged). The Proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The Board of Directors, at the time of preparation of the Proxy Statement, knows of no business to come before the meeting other than that referred to in the Proxy Statement.

1. Election of four directors to serve as described in the accompanying Proxy Statement or until their successors have been elected and qualified.

        FOR all nominees listed                       WITHHOLD AUTHORITY*
     below (except as marked to the                 to vote for all nominees
            contrary below).                             listed below.

                 [  ]                                        [  ]

               A. Jay Martin, Charles R. Evans, Jr., J. Neil Rood

     (*INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

     -------------------------------------------------------------------------

2. Proposal to ratify the selection of Deloitte & Touche as the independent accountants and auditors of NSA International, Inc.

             FOR                     AGAINST                 ABSTAIN

            [  ]                      [  ]                    [  ]

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND THIS PROXY.

     Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED:  _________________ , 1996         Signature:  _________________________


Number of Shares:  _____________         _____________________________________
                                         Signature (if held jointly)




________________________________
Print Name


________________________________
Address

________________________________


===============================================================================

                Please return in the enclosed stamped envelope.

                  I will       will not    attend the meeting

                   [  ]          [  ]


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

===============================================================================